                                                                    Exhibit 23.4

               INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS' CONSENT

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-8 and the related Prospectus of United Rentals, Inc., (the Company) for the registration of 1,214,814 shares of its common stock and to the incorporation by reference therein of our report dated January 22, 1998 with respect to the financial statements of Access Rentals, Inc., and Subsidiary and Affiliate, included in the Company's report on Form 8-K/A dated February 4, 1998.

Batavia, New York
September 27, 1999
                                   /s/ Battaglia, Andrews & Moag, P.C.